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Exhibit 10.34

$100,000,000

OVERSTOCK.COM, INC.

3.75% Convertible Senior Notes due 2011

PURCHASE AGREEMENT

November 17, 2004

LEHMAN BROTHERS INC.
As Representative of the Initial Purchasers
    c/o LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

        Overstock.com, Inc., a Delaware corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell to Lehman Brothers Inc. and the other initial purchasers identified in Schedule 1 hereto (together, the "Initial Purchasers"), for whom Lehman Brothers Inc. is acting as representative (the "Representative"), $100,000,000 in aggregate principal amount of its 3.75% Convertible Senior Notes due 2011 (the "Firm Notes"). In addition, the Company proposes to grant to the Initial Purchasers an option (the "Option") to purchase up to an additional $20,000,000 in aggregate principal amount of Convertible Senior Notes due 2011 (the "Optional Notes" and, together with the Firm Notes, the "Notes"). The Notes will (i) have terms and provisions which are summarized in the Offering Memorandum (as defined below) and (ii) be issued pursuant to an indenture (the "Indenture") to be entered into between the Company and Wells Fargo Bank, National Association, as trustee (the "Trustee"). Pursuant to and as set forth in the Indenture, each $1,000 principal amount of Notes shall be convertible into common stock of the Company, par value $0.0001 (the "Common Stock"), on the terms, and subject to the conditions, set forth in the Indenture. As used herein, "Conversion Shares" means the shares of Common Stock into which the Notes are convertible.

        The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary offering memorandum, dated November 12, 2004 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated November 17, 2004 (the "Offering Memorandum"), setting forth information regarding the Company and the Notes. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto and all information incorporated by reference therein. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers.

        You have advised the Company that you will make offers (the "Exempt Resales") of the Notes purchased by you hereunder on the terms set forth in the Offering Memorandum only to persons you reasonably believe to be qualified institutional buyers as defined in Rule 144A under the Act (each, a "Qualified Institutional Buyer") in reliance on Rule 144A under the Act. You will offer the Notes initially at a price equal to 100% of the principal amount thereof. You may change such price at any time without notice.

        Holders of the Notes (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, dated as of the First Delivery Date (as defined herein), between the Company and the Representative (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "Commission") one or more shelf registration statements pursuant to Rule 415 under the Act (each a "Registration Statement") covering the resale of the Notes and the Conversion Shares, and to use its commercially reasonable efforts to cause the Registration Statement to be declared effective.

        This Agreement, the Indenture, the Notes and the Registration Rights Agreement are referred to herein collectively as the "Operative Documents."

        1.    Representations, Warranties and Agreements of the Company.    The Company represents, warrants and agrees that:

        (a) Since the date as of which information is given in the Preliminary Offering Memorandum, there has been no material adverse change in the general affairs, management, financial condition, results of operations, stockholders' equity, cash flow, business or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect").

        (b) When the Notes are issued and delivered pursuant to this Agreement, they will not be deemed to be, for purposes of Rule 144A, of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that are quoted in a United States automated inter-dealer quotation system.

        (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers and the offer, resale and delivery of the Notes by the Initial Purchasers in the manner contemplated by this Agreement, the Indenture, the Registration Rights Agreement and the Offering Memorandum, to register the Notes or the Conversion Shares under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        (d) The Company is an issuer that is subject to filing requirements under Section 13 or 15(d) of the Exchange Act.

        (e) The Preliminary Offering Memorandum and Offering Memorandum have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, and no order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

        (f) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and the Offering Memorandum as of any Delivery Date, did not and will not as of such dates contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum or Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein as specified in Section 7(e) of this Agreement.

        (g) The Company and each of its subsidiaries (as defined in Section 13) have been duly incorporated or organized and are validly existing as corporations or other business entities in good standing under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. No such subsidiary constitutes a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations, of the Company. All of the issued shares of capital stock of each corporate subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued and outstanding shares of capital stock or other equity interests of each subsidiary owned by the Company, directly or indirectly, are owned free and clear of any liens, other than those that would not have a Material Adverse Effect.

        (h) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Offering Memorandum; the Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the Notes and will be free of pre-emptive rights; all Conversion Shares, when so issued and delivered upon such conversion in accordance with the terms of the Indenture, will be duly and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims.

        (i) The Company has all necessary corporate right, power and authority to execute and deliver the Indenture and perform its obligations thereunder; the Indenture has been duly authorized by the Company, and upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act; on the First Delivery Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable in accordance with its terms; and the Indenture will conform in all material respects to the description thereof contained in the Offering Memorandum.

        (j) The Company has all necessary corporate right, power and authority to execute and deliver the Registration Rights Agreement and perform its obligations thereunder; the Registration Rights Agreement and the transactions contemplated thereby have been duly authorized by the Company; when the Registration Rights Agreement is duly executed and delivered by the Company (assuming due authorization, execution and delivery by the Representative), it will be a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except with respect to the rights of indemnification and contribution thereunder, where enforcement thereof may be limited by federal or state securities laws or the policies underlying such laws; the Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum; and, except as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person other than the Registration Rights Agreement that require the Company to (i) file a registration statement under the Act with respect to any securities of the Company or (ii) include such securities with the Conversion Shares registered pursuant to a Registration Statement.

        (k) The Company has all necessary corporate right, power and authority to execute, issue and deliver the Notes and perform its obligations thereunder; the Notes have been duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the respective Delivery Date, such Notes will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms; and the Notes conform in all material respects to the description thereof contained in the Offering Memorandum.

        (l) The Company has all necessary corporate right, power and authority to execute and deliver this Agreement and perform its obligations hereunder; this Agreement has been duly authorized, executed and delivered by the Company.

        (m) The execution, delivery and performance of the Operative Documents by the Company, the consummation of the transactions contemplated thereby, and the issuance and delivery of the Conversion Shares issuable upon conversion of the Notes will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Notes under the Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state law, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of any of the Operative Documents by the Company and the consummation of the transactions contemplated thereby and the issuance of the Conversion Shares upon conversion of the Notes.

        (n) Except as described in the Offering Memorandum, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Offering Memorandum, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants and other than the shares issued pursuant to the prospectus supplements dated May 13, 2004 and November 17, 2004.

        (o) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any Material Adverse Effect, or any development that could reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Offering Memorandum.

        (p) The financial statements (including the related notes and supporting schedules) incorporated by reference in the Offering Memorandum present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise disclosed therein and subject, in the case of interim financial statements, to normal year-end adjustments, none of which, individually or in the aggregate, shall result in any material adverse change thereto.

        (q) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, whose report is incorporated by reference in the Offering Memorandum and who have delivered the initial letter referred to in Section 5(e) hereof, is an independent registered public accounting firm as required by the Act and the rules and regulations promulgated thereunder.

        (r) Neither the Company nor its subsidiaries owns any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

        (s) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company considers adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

        (t) Except as set forth or contemplated in the Offering Memorandum, the Company and each of its subsidiaries own, or possess adequate rights to use, all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses (collectively, the "Intellectual Property") necessary for the conduct of their respective businesses and no valid U.S. patent is, or to the knowledge of the Company would be, infringed by the activities of the Company or any of its subsidiaries in the use or sale of any product or service as described in the Offering Memorandum. There are no actions, suits or judicial proceedings pending relating to patents or proprietary information to which the Company and each of its subsidiaries are parties or of which any property of the Company and each of its subsidiaries is subject, and, to the knowledge of the Company, no actions, suits or judicial proceedings are threatened by governmental authorities, except as set forth or contemplated in the Offering Memorandum or as disclosed to the Representative in writing. The Company is not aware of, except as set forth or contemplated in the Offering Memorandum, any claim by others that the Company or any of its subsidiaries is infringing or otherwise violating any patents or other intellectual property rights of others and is not aware of any rights of third parties to any of the Company and its subsidiaries' patent applications, licensed patents or licenses which could affect materially the use thereof by the Company and its subsidiaries.

        (u) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

        (v) There are no contracts or other documents which would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 that have not been so described in the Offering Memorandum or incorporated therein by reference.

        (w) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 that have not been so described in the Offering Memorandum or incorporated therein by reference.

        (x) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which might be expected to have a Material Adverse Effect.

        (y) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

        (z) The Company has timely and properly filed with the Commission all reports and other documents required to have been filed by it with the Commission pursuant to the Exchange Act and the rules and regulations promulgated under the Exchange Act.

        (aa) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

        (bb) Since the date as of which information is given in the Preliminary Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Offering Memorandum, the Company has not (i) issued or granted any securities (except for shares issued pursuant to outstanding options or warrants), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

        (cc) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

        (dd) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

        (ee) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        (ff) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

        (gg) Neither the Company nor any subsidiary of the Company is, nor as of the Delivery Date will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

        (hh) None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act ("Regulation D")) has, directly or through an agent (other than the Initial Purchasers, about which no representation is made by the Company), engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D) under the Act or in any manner involving a public offering within the meaning of Section 4(2) of the Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Notes except for this Agreement and the Company will not enter into any such arrangement except for the Registration Rights Agreement.

        (ii) Neither the Company nor, to its knowledge, any of its affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.

        (jj) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

        2.    Purchase, Sale and Delivery of Notes.

        (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof (the "purchase price"), the aggregate principal amount of Firm Notes set forth opposite that Initial Purchaser's name in Schedule 1 hereto.

        Delivery of and payment for the Firm Notes shall be made at the office of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, at 10:00 a.m. (New York time) on the fourth full business day following the date of this Agreement, or at such other date or place as shall be determined by agreement between the Initial Purchasers and the Company (such date and time of delivery and payment for the Firm Notes being herein called the "First Delivery Date"). Delivery of the Firm Notes shall be made to the Initial Purchasers against payment of the purchase price by the Initial Purchasers. Payment for the Firm Notes shall be effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the Company to the Initial Purchasers at least two business days in advance of the First Delivery Date, or by such other manner of payment as may be agreed by the Company and the Initial Purchasers.

        (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants the Option to the Initial Purchasers to purchase the Optional Notes at the same price as the Initial Purchasers shall pay for the Firm Notes. The Option may be exercised at the sole discretion of the Initial Purchasers. The Option may be exercised once in whole or in part at any time not more than 30 days subsequent to the date of this Agreement upon notice in writing or by facsimile by the Representative to the Company setting forth the amount (which shall be an integral multiple of $1,000) of Optional Notes as to which the Initial Purchasers are exercising the Option and which Initial Purchaser or Initial Purchasers, severally and not jointly, are exercising such option.

        The date for the delivery of and payment for any Optional Notes, being herein referred to as an "Optional Delivery Date," which may be the First Delivery Date (the First Delivery Date and the Optional Delivery Date, if any, being sometimes referred to as a "Delivery Date"), shall be determined by the Initial Purchasers but shall not be later than five full business days after written notice of election to purchase Optional Notes is given. Delivery of the Optional Notes shall be made to the Initial Purchasers against payment of the purchase price by the Initial Purchasers. Payment for the Optional Notes shall be effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the Company to the Initial Purchasers at least two business days in advance of the Optional Delivery Date, or by such other manner of payment as may be agreed by the Company and the Initial Purchasers.

        (c) The Company will deliver against payment of the purchase price the Notes in the form of one or more permanent global certificates (the "Global Notes"), registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants.

        The Global Notes will be made available, at the request of the Initial Purchasers, for checking at least 24 hours prior to such Delivery Date.

        (d) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder.

        3.    Further Agreements of the Company.    The Company further agrees:

        (a) To advise the Initial Purchasers promptly of any proposal to amend or supplement the Offering Memorandum and not to effect any such amendment or supplement without the consent of the Initial Purchasers, which shall not be unreasonably withheld. If, at any time prior to completion of the resale of the Notes by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, to promptly notify the Initial Purchasers and prepare, subject to the first sentence of this Section 3(a), such amendment or supplement as may be necessary to correct such untrue statement or omission.

        (b) To furnish to the Initial Purchasers and to Cleary, Gottlieb, Steen & Hamilton, counsel to the Initial Purchasers, copies of the Preliminary Offering Memorandum and the Offering Memorandum (and all amendments and supplements thereto), in each case as soon as available and in such quantities as the Initial Purchasers reasonably requests for internal use and for distribution to prospective purchasers. The Company will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

        (c) To promptly take such action as the Initial Purchasers may reasonably request from time to time, to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions in the United States for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Company shall not be required to qualify to do business as a foreign corporation or otherwise subject itself to service of process or taxation in any jurisdiction in which it is not otherwise so qualified or subject.

        (d) To apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Offering Memorandum.

        (e) Except for the offering of 1,200,000 shares of Common Stock and any additional shares of Common Stock issued pursuant to an underwriter's option granted to the underwriters thereof, and except for the issuance of options pursuant to the Company's Stock Option Plans in the ordinary course of business and the issuance of shares of Common Stock upon the exercise of outstanding options and warrants, for a period of 90 days from the date of the Offering Memorandum, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), or announce an offering of any shares of Common Stock (other than the Conversion Shares), or sell or grant options, rights or warrants with respect to any shares of Common Stock without the prior written consent of the Representatives. In addition, if the Company files a registration statement (other than a Registration Statement) for the resale of shares of its Common Stock during the 90 days from the date of the Offering Memorandum, the Company agrees that it will not request that the Commission declare such registration statement effective during that period unless the Company is contractually obligated to do so.

        (f) During the period of two years after the Delivery Date, not to, and not to permit any of its affiliates to, resell any Notes or Conversion Shares that have been acquired by any of them.

        (g) Not to, and not to permit any of its affiliates or any person acting on its behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes or Conversion Shares under the Act.

        (h) Not to, and not to permit any of its affiliates or any person acting on its behalf (other than the Initial Purchasers) to, engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States.

        (i) To cause each of the Notes to bear, to the extent applicable, the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein, except after the Notes are resold pursuant to a registration statement effective under the Act.

        (j) Between the date hereof and the Delivery Date, not to do or authorize any act or thing that would result in an adjustment of the Conversion Price (as defined in the Indenture).

        (k) For a period of two years from the Delivery Date, to take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

        (l) Not to take, and not to permit any of its affiliates to take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Notes.

        (m) To execute and deliver the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers).

        (n) To use its best efforts to assist the Initial Purchasers in arranging to cause the Notes to be accepted to trade in the PORTAL market ("PORTAL") of the National Association of Securities Dealers, Inc. ("NASD").

        (o) To use its best efforts to cause the Notes to be accepted for clearance and settlement through the facilities of DTC.

        (p) To use its best efforts to have the Conversion Shares approved by the NASDAQ National Market for inclusion prior to the effectiveness of the Registration Statement.

        4.    Expenses.    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay:

        (a) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendment or supplement to the Offering Memorandum, all as provided in this Agreement;

        (b) the costs of producing and distributing the Operative Documents;

        (c) the fees and expenses of Bracewell & Patterson, L.L.P. and PricewaterhouseCoopers LLP;

        (d) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 3(c) and of preparing, printing and distributing a blue sky memorandum (including reasonable related fees and expenses of counsel to the Initial Purchasers, not to exceed $5,000);

        (e) all costs and expenses relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show;

        (f) all fees and expenses incurred in connection with any rating of the Notes;

        (g) the costs of preparing the Notes;

        (h) all expenses and fees in connection with the application for inclusion of the Notes in the PORTAL market and the inclusion of the Conversion Shares on the Nasdaq National Market;

        (i) the fees and expenses (including fees and disbursements of counsel) of the Trustee, and the costs and charges of any registrar, transfer agent, paying agent or conversion agent; and

        (j) all other costs and expenses incident to the Company's performance of its obligations under this Agreement;

  provided that, except as provided in this Section 4 and in Section 7, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel and any transfer taxes on the Notes which they may sell, and the expenses of advertising any offering of the Securities made by the Initial Purchasers.

        5.    Conditions of the Initial Purchaser's Obligations.    The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

        (a) The Initial Purchasers shall not have discovered and disclosed to the Company prior to or on such Delivery Date that the Offering Memorandum or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel to the Initial Purchasers, is material or omits to state any fact which is material and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Operative Documents and the Offering Memorandum or any amendment or supplement thereto, and all other legal matters relating to the Operative Documents and the transactions contemplated thereby shall be reasonably satisfactory in all material respects to counsel to the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

        (c) Bracewell & Patterson, L.L.P. shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated such Delivery Date, in substantially the form attached hereto as Exhibit A.

        (d) The Initial Purchasers shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Initial Purchasers, such opinion or opinions, addressed to the Initial Purchasers, dated such Delivery Date, with respect to the issuance and sale of the Notes, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

        (e) At the time of execution of this Agreement, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

        (f) With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "initial letters"), the Company shall have furnished to the Initial Purchasers a letter (the "bring-down letter") of such accountants, addressed to the Initial Purchasers and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

        (g) The Company shall have furnished to the Initial Purchasers on such Delivery Date a certificate, dated such Delivery Date and delivered on behalf of the Company by its chief executive officer or its chief financial officer, in form and substance satisfactory to the Initial Purchasers, to the effect that:

    (i)
    The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; and the Company has complied with all its agreements contained herein;

    (ii)
    Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto), and (B) since such date there has not been any material change in the capital stock or long-term debt of the Company (other than the issuance of shares of the Common Stock as contemplated by the Offering Memorandum) or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto); and

    (iii)
    Such officer has carefully examined the Offering Memorandum and, in such officer's opinion (A) the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum.

        (h) The Indenture shall have been duly executed and delivered by the Company and the Trustee and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

        (i) The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers) and the Registration Rights Agreement shall be in full force and effect.

        (j) The NASD shall have accepted the Notes for trading on PORTAL.

        (k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as set forth or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto) and (ii) since such date there shall not have been any material change in the capital stock or long-term debt of the Company (other than the issuance of shares of the Common Stock as contemplated by the Offering Memorandum) or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Notes being delivered on such Delivery Date on the terms and in the manner contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

        (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:

    (i)
    trading in securities generally on the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange, the Nasdaq National Market or the over-the-counter market, or trading in any securities of the Company on any exchange (including the Nasdaq

    National Market) shall have been suspended or the settlement of such trading generally shall have been materially disrupted, or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;

    (ii)
    a banking moratorium shall have been declared by United States federal or New York State authorities;

    (iii)
    the United States shall have become engaged in hostilities, other than in Iraq and Afghanistan, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; or

    (iv)
    there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in the sole judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on such Delivery Date on the terms and in the manner contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

        (m) The Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request to evidence compliance with the conditions set forth in this Section 5.

        (n) The members of the board of directors of the Company and the executive officers of the Company shall have furnished to the Initial Purchasers "lock-up" letters, covering a period of 60 days from the date of the Offering Memorandum, in form and substance satisfactory to the Initial Purchasers.

        (o) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Initial Purchasers.

        6.    Representations, Warranties and Agreements of Initial Purchasers.    Each Initial Purchaser represents and warrants, severally and not jointly, that it is a Qualified Institutional Buyer. Each such Initial Purchaser, severally and not jointly, represents, warrants and agrees with the Company that:

        (a) The Notes and the Conversion Shares have not been and will not be registered under the Act in connection with the initial offering of the Notes;

        (b) The Initial Purchaser is purchasing the Notes pursuant to a private sale exemption from registration under the Act;

        (c) The Notes have not been and will not be offered or sold by the Initial Purchaser or its affiliates acting on its behalf within the United States or to, or for the account or benefit of, United States persons except in accordance with Rule 144A; and

        (d) The Initial Purchaser will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising (as those terms are used in Regulation D).

        7.    Indemnification and Contribution.

        (a) The Company shall indemnify and hold harmless each of the Initial Purchasers, and their respective directors, officers and employees and each person, if any, who controls such Initial Purchaser within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which such Initial Purchaser, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

    (i)
    any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), ("Marketing Materials") or

    (ii)
    the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or

    (iii)
    any act or failure to act or any alleged act or failure to act by the Initial Purchasers in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failure to act undertaken or omitted to be taken by the Initial Purchasers through its gross negligence or willful misconduct), and shall reimburse such Initial Purchaser and each such director, officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum, or in any such amendment or supplement, or in any Marketing Materials in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein which information consists solely of the information specified in Section 7(e) of this Agreement. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Initial Purchaser or to any officer, employee or controlling person of that Initial Purchaser provided further, that the Company shall not be liable to any Initial Purchaser (or any of their directors, officers, employees or controlling persons) under the indemnity agreement in this Section 7(a) to the extent, but only to the extent, that (1) such loss, claim, damage or liability of such Initial Purchaser (or such director, officer, employee or controlling person) results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Offering Memorandum, which untrue statement or omission was completely corrected in the Offering Memorandum and (2) the Company sustains the burden of proving that such Initial Purchaser sold the Notes to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to written confirmation of such sale, a copy of the Offering Memorandum and (3) the Company had previously furnished sufficient quantities of the Offering Memorandum to the Initial Purchasers within a reasonable amount of time prior to such sale, and (4) such Initial Purchaser failed to deliver the Offering Memorandum, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

        (b) Each Initial Purchasers shall, severally and not jointly, indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

    (i)
    any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, or in any Marketing Materials, or

    (ii)
    the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading,

but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein and described in Section 7(e). The Initial Purchasers shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company or any such director, officer or controlling person.

        (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 7 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers and those directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall:

    (i)
    without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

    (ii)
    be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

        (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof:

    (i)
    in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Notes, or

    (ii)
    if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement. The relative fault shall be determined by reference to whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if the amount of contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of the untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers obligations to contribute as provided in this Section 7(d) are several in proportion to their respective obligations and not joint.

        (e) The Initial Purchasers severally confirm and the Company acknowledges that the statements with respect to the offering of the Notes (i) in the last paragraph of the cover page of the Preliminary Offering Memorandum and the Offering Memorandum, (ii) in the 4th paragraph under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and the Offering Memorandum and (iii) the 1st paragraph under the caption "Plan of Distribution—Stabilization, Short Positions, Market Making and Trading," are correct and constitute the only information furnished in writing to the Company by the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum and the Offering Memorandum, as the case may be.

        8.    Defaulting Initial Purchasers.    (a) If, on the Delivery Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the number of Notes which the defaulting Initial Purchaser agreed but failed to purchase on the Delivery Date in the respective proportions which the aggregate amount of Notes set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to the aggregate amount of Notes set forth opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule 1 hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Delivery Date if the total amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total aggregate amount of the Notes to be purchased on the Delivery Date. If the foregoing maximum is exceeded, the remaining non-defaulting Initial Purchasers, or those other purchasers satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, the total amount of Notes to be purchased on the Delivery Date. If the remaining Initial Purchasers or other underwriters satisfactory to the Representative do not elect to purchase on the Delivery Date the aggregate amount of Notes which the defaulting Initial Purchasers agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser and the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 4, 7 and 10. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 8(a), purchases Notes which a defaulting Initial Purchaser agreed but failed to purchase.

        (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the Representative or the Company may postpone the Delivery Date for up to seven full Business Days in order to effect any changes that, in the opinion of counsel to the Company or counsel to the Initial Purchasers, may be necessary in the Offering Memorandum or in any other document or arrangement.

        9.    Termination.    The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 5(k) or (l) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

        10.    Reimbursement of Initial Purchasers' Expenses.    If (a) the Company shall fail to tender the Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers' obligations hereunder required to be fulfilled by the Company (including, without limitation, with respect to the transactions) is not fulfilled or (b) the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 9), the Company shall reimburse the Initial Purchasers for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchasers on account of those expenses, but shall continue to be obligated to reimburse the other Initial Purchasers.

        11.    Notices, etc.    All statements, requests, notices and agreements hereunder shall be in writing, and:

        (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: 1-212-526-0943); and

        (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Overstock.com, Inc., 6322 South 3000 East, Suite 100, Salt Lake City, UT 84121, Attention: Jonathan E. Johnson III (Fax: 1-801-947-3144), with a copy to (which shall not constitute notice) Bracewell & Patterson, L.L.P., 111 Congress Avenue, Suite 2300, Austin, Texas 78701, Attention Thomas W. Adkins (Fax: 1-512-479-3940).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

        12.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Initial Purchasers and the person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Act and any indemnity agreement of the Initial Purchasers contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        13.    Survival.    The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

        14.    Definition of the Terms "Business Day" and "Subsidiary".    For purposes of this Agreement, (a) "business day" means any day on which The Nasdaq National Market System is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the rules and regulations promulgated under the Act.

        15.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        16.    Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        17.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
OVERSTOCK.COM, INC.
By
Name:
Title:

Accepted and agreed by:

For themselves and as Representatives
of the several Initial Purchasers named
in Schedule 1 hereto

LEHMAN BROTHERS INC.

By	Authorized Representative

Schedule 1

Initial Purchaser	Amount of Notes to be Purchased
Lehman Brothers Inc.	$70,000,000
Piper Jaffray & Co	10,00,000
Legg Mason Wood Walker, Incorporated	10,00,000
WR Hambrect + CO, LLC	10,00,000

Total	$100,000,000

EXHIBIT A

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PURCHASE AGREEMENT